EXHIBIT 5.1




                                             June 18, 1999


Board of Directors
Triangle Imaging Group, Inc.
1800 N.W. 49th Street, Suite 100
Fort Lauderdale, Florida 33309

                      RE:      Triangle Imaging Group, Inc.
                               Registration Statement on Form S-8
                               4,000,000 Shares of Common Stock, $.001 par value 1999 Incentive Plan
Gentlemen:

    I have acted as counsel for Triangle Imaging Group, Inc. (the "Company") in connection with the registration of 4,000,000 shares of its Common Stock. $.001 par value (the "Shares") reserved to the Triangle Imaging Group, Inc. 1999 Incentive Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

    In connection therewith, I have examined the following:

    (1)      The  Articles  of  Incorporation,   as  amended,  of  the  Company,
             certified by the Secretary of State of the State of Florida;

    (2)      The By-Laws of the Company;

    (3)      The minute book of the Company; and

    (4)      The Registration Statement, including all exhibits thereto.

    Based upon such examination and upon examination of such other instruments and records as I have deemed necessary, I am of the opinion that the Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

Board of Directors
Triangle Imaging Group, Inc.
June 18, 19999
Page 2


    I consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Sincerely,



                                         /s/ PETER B. BARLOW, ESQUIRE
                                         ---------------------------------
                                             Peter B. Barlow, Esquire
                                             General Counsel and Secretary